Exhibit 99.3

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE BALANCE SHEET
AS OF JANUARY 31, 2004
(in millions, except share amounts)

January, 2004
ASSETS
Current Assets
Cash and cash equivalents	$3,395
Accounts receivable:
Customers (net of allowance for doubtful accounts of $67 million)	2,444
Related parties	32
Regulatory balancing accounts	247
Inventories:
Gas stored underground and fuel oil	125
Materials and supplies	126
Prepaid expenses and other	66
Assets from price risk management	15

Total current assets	6,450
Property, Plant, and Equipment
Electric	20,520
Gas	8,341
Construction work in progress	391

Total property, plant, and equipment (at original cost)	29,252

Accumulated depreciation and decommissioning	(11,156)

Net property, plant, and equipment	18,096

Other Noncurrent Assets
Regulatory assets	1,979
Nuclear decommissioning trust funds	1,510
Other	1,530

Total other noncurrent assets	5,019

TOTAL ASSETS	$29,565

LIABILITIES AND EQUITY
Liabilities
Accounts payable
Trade creditors	561
Related parties	227
Regulatory Balancing Accounts	334
Other	266
Accrued taxes	60
Rate reduction bonds	1,101
Deferred income taxes	1,385
Deferred tax credits	127
Asset retirement obligations	1,225
Pre-petition secured debt	2,773
Pre-petition liabilities	3,958
Pre-petition financing debt	5,639
Preferred Stock With Mandatory Redemption Provisions	137
Other liabilities	6,212

Total liabilities	24,005

Stockholders’ Equity
Preferred stock without mandatory redemption provisions
Nonredeemable—5% to 6%, outstanding 5,784,825 shares	145
Redeemable—4.36% to 7.04%, outstanding 5,973,456 shares	149
Common stock, $5 par value, authorized 800,000,000 shares; issued 321,314,760 shares	1,606
Additional paid in capital	1,964
Reinvested earnings	1,702
Accumulated other comprehensive loss	(6)

Total stockholders’ equity	5,560

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,565

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE BALANCE SHEET
AS OF JANUARY 31, 2004

Notes

1	These unaudited financial statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

2	These unaudited financial statements were prepared using certain assumptions and estimates. These assumptions and estimates are subject to revision. Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

3	Cash and cash equivalents have been reduced for uncleared checks. On the balance sheet included with the Utility’s Annual Report, Form 10-K and 10-Q, uncleared checks are treated as an accounts payable liability.

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE INCOME STATEMENT
FOR THE MONTH ENDED JANUARY 31, 2004
AND THE THIRTY-FOUR MONTHS ENDED JANUARY 31, 2004
(in millions)

		Case to date
	Month	thirty-four months
	ended	ended
	January 31, 2004	January 31, 2004
OPERATING REVENUES	$906	$29,750
OPERATING EXPENSES:
Cost of Electric Energy	192	4,501
Cost of Gas	244	3,620
Operating and Maintenance	252	8,085
Depreciation, Decommissioning, and Amortization	103	3,204

Total Operating Expenses	791	19,410

OPERATING INCOME (LOSS)	115	10,340

Interest Income (Expense)	(72)	(2,549)
Professional Fees	(2)	(83)
Other Income and (Expense)	(1)	7
PRE-TAX INCOME (LOSS)	40	7,715

Income Taxes	11	2,937
EARNINGS (LOSS)	29	4,778
Preferred Dividend Requirement	1	64
Cumulative Effect of Change in Accounting Principle	—	1

EARNINGS (LOSS) AVAILABLE FOR (ALLOCATED TO) COMMON STOCK	$28	$4,713

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE INCOME STATEMENT
FOR THE MONTH ENDED JANUARY 31, 2004
AND THE THIRTY-FOUR MONTHS ENDED JANUARY 31, 2004

Notes

1	These unaudited financial statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

2	These unaudited financial statements were prepared using certain assumptions and estimates. These assumptions and estimates are subject to revision. Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors. The results for the month of January 2004 are not indicative of future earnings. Future earnings could differ materially.

3	These unaudited financial statements were prepared using certain assumptions and estimates, including the estimated amount payable to the California Department of Water Resources (DWR). The estimated amount recorded is subject to revision and actual results could differ materially. Revenues collected on behalf of the DWR and the related costs are not reflected in these unaudited financial statements as Pacific Gas and Electric Company is a collection agent for the DWR.

4	Case to date results reflect the entire thirty-four month period ended Janaury 31, 2004. The bankruptcy petition date is April 6, 2001.